Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-116447) and Registration Statement on Form S-3 (No. 333-151055) of WGNB Corp. of our report dated March 10, 2009, relating to the financial statements as of and for the year ended December 31, 2008, which appears in this Form 10-K.

/s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
March 11, 2009